Consent of Independent Registered Public Accounting Firm
To the Board of Trustees of
The Calvert Fund:
We consent to the use of our reports dated November 24, 2014, with respect to the financial statements of the [Calvert Government Fund][Calvert Short Duration Income Fund] as of September 30, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.
[SIGNATURE]
Philadelphia, Pennsylvania
January 28, 2015